ASSIGNMENT AND PURCHASE AGREEMENT

This Assignment and Purchase Agreement ("Agreement") is entered into in 17 State Street, Suite 4000, New York, United States, as of the 26th day of May 2023 by and between WEST EAST WIND LTD, WEST 71-75 Shelton Street, Covent Garden, London, England, WC2H9JQ ("**West**" and/or "**Seller**"), on one hand and BOXO Technology Inc., 1013 Centre Road, Suite – 403S, Wilmington, Delaware 19805, County of New Castle ("**BOXO**" and and/or **"Buyer"**), on the other hand.

WHEREAS West is the owner of and/or otherwise entitled to receive certain rights and/or receive potential profits and/or other contingent revenue participations from a variety of motion picture, television, internet and other entertainment projects **("Projects")**, either completed and exploited, or in the process of exploitation, or in development ("**Contingent Profit Participations" or "CPP")**. A detailed list of the various Projects and corresponding West's rights and entitlement to receive contingent revenues from such Projects that are the subject to assignment and purchase pursuant to the terms hereinbelow of this Agreement and is attached hereto as 'Exhibit 1" and incorporated herein by reference as though fully set forth at length herein.

WHEREAS performance on behalf of BOXO will be provided by its parent company Livento Group, Inc. and all its subsidiaries, 17 State Street, Suite 4000, New York, 10004, United States.

WHEREAS West has outstanding receivable towards Livento Group, Inc., in amount of $9,929,359 from Assignment Agreement dated 26th of May 2023 ("**Outstanding**") and Livento Group, Inc. is assigning this receivable to West on behalf of BOXO Technology, Inc.

WHEREAS, in consideration of and subject to the terms set forth herein, BOXO desires to purchase the **Contingent Interest Participations** and West agrees to sell and transfer to BOXO and/or its designee(s) the CPP as listed and described in Exhibit 1 for the sum of $9,929,359 ("**Purchase Price")**.

WHEREAS the Parties agree to mutually settle their receivables.

NOW THEREFORE, in consideration with the promises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1. The above Recitals are incorporated herein by reference and made a part hereof.

2. West represents and warrants that:

   a) it has not sold, transferred, assigned, or otherwise disposed of any of the assigned Contingent Interest Participations;
   b) West, as Assignor has the right to enter and perform this Agreement;
   c) here are no liens or encumbrances on the assigned Contingent Interest Participations;
   d) there are no contracts, agreements or other documents concerning or affecting the assigned Contingent Interest Participations; and

e) in case sequel of any Project will be produced, West shall make its best effort to get the CPP on similar business basis considering the arrangement of Particular project and assign such CPP to BOXO within the Purchase price.

3. Each Party hereto shall execute and deliver to the other Party such further documents and instruments which are reasonably required to carry out and effectuate the purposes of this Agreement.

4. This Agreement cannot be modified or amended except in writing signed by both parties. Each of the Parties acknowledge that no officer, manager, employee, or representative of the other has made any promise or representation not expressly set forth in this Agreement. This Agreement shall bind on and inure to the benefit of the parties hereto and their respective successors, licensees and assigns.

5. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of any executed counterpart of this Agreement by facsimile or transmitted electronically in a Tagged Image Format File ("TIFF"), Portable Document Format ("PDF") of Joint Photographic Experts Group format ("JPEG") shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile, TIFF, JPEG, or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement, and the parties hereby waive any right they may have to object to said treatment.

6. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Delaware applicable to contracts made and performed within the its jurisdiction excepting therefrom any of the rules and regulations of the Securities and Exchange Commission of the U.S. which shall govern and control any of the contemplated transfer and sale of Shares. That any issues, claims, and agreements involving the transfer, sale or issuance of Shares shall be governed by the laws of the United States with the exclusive venue for any such litigation or disputes in the federal courts of the U.S. within the County of New Castle, State of Delaware.

7. Parties hereto shall defend, indemnify and otherwise hold each other, their officers, managers, members, employees, agents, representatives, affiliates, licensees, attorneys, successors and assigns, free and harmless from and against any and all liabilities, claims, demands, damages and costs (including reasonable attorneys' fees and costs) arising out of or resulting from any breach by either of them of the terms hereof.

8. This Agreement, together with any related documents referred to in this Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect. No representation, promise, inducement or statement of intention has been made by any of the parties hereto not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statements of intention not set forth or referred to herein.

9. Confidentiality/No Publicity. The Parties agree not to divulge or make known to any person or entity any confidential information obtained by them pertaining to any of the Projects, including information pertaining to the identity of financing sources for each of the Projects, the terms of financing of the Film, the budgets of the various Projects, the terms of this Agreement, terms of any and all agreements pertaining to the Projects, and all information regarding the stories, treatments and screenplays for the Projects. Notwithstanding the foregoing, the Parties shall have the right to disclose this Agreement to their professional advisors and for quote purposes only so long as such individuals likewise agree to the restrictions set forth herein, and to the extent necessary to comply with law or the valid order of a court of competent jurisdiction or government agency, provided that each Party promptly notifies the other Party to prevent or limit disclosure of any confidential information. The Parties shall not issue, release, authorize or in any way participate in any publicity, press releases, interviews, advertisements or promotional activities relating to the other Party's employees, parent companies and/or affiliates, the Projects or the without the prior written consent of the other Party. No publicity issued by any Party shall contain derogatory mention of the other Party, its employees, parent companies and/or affiliates, the Projects, or the services of any individuals in connection with the Projects.

10. Estimates of Value: Seller, its subsidiaries and related companies hereby acknowledge that the valuation of each Project listed in Exhibit 1, is West's estimated value. West does not warrant nor represents that the value attributed to each Project in Exhibit1, will be realized or achieved in the short or long run. That such valuation are the results of "best guesses" based upon similar projects or genres that have been profitable to other companies or entities in the past. Further, that all "Development Projects" are in the early stages of development and some or many may never actually be produced as entertainment projects and may result in the complete loss of investment in such Projects. Notwithstanding such disclosures, Seller has voluntarily and knowingly entered into this Agreement and has agreed to assume the risks associated with the transfers made herein.

Each party has executed this Agreement as of the day and year first above written.

AGREED & ACCEPTED:

WEST EAST WIND LTD	BOXO Technology Inc.	Livento Group, Inc.
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By: Petr Horvath	**By: David Stybr**	**By: David Stybr**

Livento Group, LLC

By: David Stybr

Exhibit 1 – List of projects and corresponding backends:

Project name	***Backend share***	***Type of backend***	***Assignor/Detail***
The Medieval PC Game	1,0%	Producer's backend	West
The Medieval Phone Game	50,0 %	Producer's backend	West
Carnival of Killers Game	10%	Producer's backend	West

Assignment Agreement
State of Delaware

This Assignment Agreement (this "Agreement") is entered into as of 26th day of May 2023 by and between Livento Group, Inc. (and all its subsidiaries) 17 State Street, 10004 New York, ("**Seller**") and WEST EAST WIND LTD, WEST 71-75 Shelton Street, Covent Garden, London, England, WC2H9JQ, ("**Buyer**"). Each Seller and Buyer may be referred to in this Agreement individually as a "**Party**" and collectively as the "**Parties**."

1. **Assignment of rights.**
   1.1. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase and assign from Seller (the "**Transaction**"), all of Seller's right, title, and interest in the real estate projects specified in *Agreement for the provision of services* signed between Livento Group LLC and Retinvest – AB s.r.o. on 11th day of December 2019, located in Prague, Hlubocepy, Czech Republic, LV 957, 16 units villa house, parcel 15,235 m^2. Project details are in Exhibit 1 (the "**Project 1**") and real estate projects specified in *Agreement for the provision of services* signed between Livento Group LLC and Thun Development Prague, s.r.o. on 1st day of December 2019, located at in Prague, Reislova, Czech Republic, LV 125, 4 units house, parcel 2,147 m2 . Project details are in Exhibit 2 (the "**Project 2**").
   1.2. Livento Group, Inc. and all subsidiaries are selling the property owned by the whole structure of Companies.
2. **Purchase Price.**
   2.1. The purchase price for the Project 1 is $7,171,659 and and for the Project 2 $2,757,700 (the "**Purchase Price**") payable by Buyer as follows:
   2.2. The Buyer will pay within 15 days from signing this agreement on bank account specified by him Seller via email.
3. **Disclosures.**
   3.1. Seller shall provide Buyer with all disclosures, and signed disclosure forms, as required by law. Seller shall also disclose to Buyer in writing any defects in the Project known to Seller that materially affects the value or quiet enjoyment of the Project. Buyer's obligations under this Agreement are contingent upon Buyer's review and approval of all required Seller disclosures and reports, including any preliminary title report.
4. **Seller Representations and Warranties.**
   4.1. Seller represents and warrants that:
      4.1.1. Seller is the sole owner of record of the Projects and has full right, power, and authority to sell, convey, and transfer the Projects.
      4.1.2. The Projects and the present use of the Projects are not in violation of any governmental rules, codes, permits, regulations, or limitations, and represent that nothing will be done or allowed to be done on or about the Projects between the signing of this Agreement and the date of the Closing which will result in any such violation.
5. **Due Diligence.**
   5.1. Buyer's obligations under this Agreement are contingent upon Buyer's due diligence of the Project. Buyer may use any inspectors of Buyer's choice, at Buyer's expense. Seller shall cooperate in making the Projects reasonably available for Buyer's inspection.
6. **Possession of the Projects.**
   6.1. Seller shall deliver exclusive possession of the Project on 1st day of June 2023.
7. **Condition of Projects.**
   7.1. Buyer acknowledges that Buyer is purchasing the Project "AS IS" in the condition that it is in a Buyer's final due diligence.

8. **Attorney's Fees.**
   8.1. Except as otherwise expressly provided in this Agreement, in the event of any litigation brought in law or equity to enforce any material provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and court costs from the other Party.
9. **Governing Law.**
   9.1. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, not including its conflicts of law provisions.
10. **Disputes.**
    10.1. Any dispute arising from this Agreement shall be resolved through mediation. If the dispute cannot be resolved through mediation, then the dispute will be resolved through binding arbitration conducted in accordance with the rules of the American Arbitration Association.
11. **Notices.**
    11.1. Any notice or other communication is given or made to any Party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service or sent by certified or registered mail, return receipt requested, to the address stated above or to another address as that Party may subsequently designate by notice and shall be deemed given on the date of delivery.
12. **Assignment.**
    12.1. This Agreement and Buyer's rights under this Agreement may not be assigned by Buyer without the express written consent of Seller.
13. **Amendment.**
    13.1. This Agreement may be amended or modified only by a written agreement signed by all of the Parties.
14. **Waiver.**
    14.1. No Party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by any Party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.
15. **Binding Effect.**
    15.1. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, executors, administrators, successors, and permitted assigns.
16. **Counterparts.**
    16.1. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.
17. **Severability.**
    17.1. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal, and enforceable as though the invalid, illegal or unenforceable parts had not been included in this Agreement.
18. **Headings.**
    18.1. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction, or interpretation of any provision in this Agreement.
19. **Entire Agreement.**

19.1. This Agreement contains the entire understanding between the Parties and supersedes and cancels all prior agreements of the Parties, whether oral or written, with respect to the subject matter.

IN WITNESS WHEREOF, the Parties hereto, individually or by their duly authorized representatives, have executed this Agreement as of the first date written above.

WEST EAST WIND LTD	**Livento Group, Inc.**	**Livento Group LLC**
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By: Petr Horvath	**By: David Stybr**	**By: David Stybr**